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                                                                    Exhibits 8.1



                              [Form of Tax Opinion]




                                __________, 2000




Andover Bancorp, Inc.
61 Main Street
Andover, Massachusetts 01810

           Re:    Merger of GBT Bancorp with and into Andover Bancorp, Inc.
                  ---------------------------------------------------------

Ladies and Gentlemen:

           This opinion is delivered to you in our capacity as counsel to Andover Bancorp, Inc., a Delaware corporation ("ANDOVER"), in connection with the registration statement filed with the Securities and Exchange Commission on Form S-4 on or about the date hereof (the "REGISTRATION STATEMENT") regarding the proposed merger (the "MERGER") of GBT Bancorp, a Massachusetts corporation ("GBT"), with and into Andover pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of January 26, 2000, by and between Andover and GBT. This opinion relates to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the status of Andover and GBT as parties to such proposed reorganization within the meaning of Section 368(b) of the Code.

           For purposes of the opinions set forth below, we have reviewed and relied upon the Merger Agreement and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Andover and GBT set forth in representation letters provided to us by Andover and GBT in connection with the preparation of this opinion. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger, that no actions that are inconsistent with such statements, representations and warranties will be taken and that all representations, statements and warranties made to "the best knowledge of" any person or with similar qualification are and will be true, correct and complete as if made without such qualification. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the

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Andover Bancorp, Inc.
_____________, 2000
Page 2



conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us. In addition, we have assumed that the Merger will be consummated in accordance with the Merger Agreement, that the Merger will qualify as a merger under the applicable laws of Delaware and Massachusetts, that each of Andover and GBT will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, and that the Merger Agreement is valid and binding in accordance with its terms. We have further assumed that Andover common stock will represent at least forty percent (40%) of the aggregate fair market value of the total consideration received by the GBT stockholders as a group in the merger, as measured at the effective time of the merger.

           Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinions. No ruling has been or will be sought from the Internal Revenue Service by Andover or GBT as to the federal income tax consequences of any aspect of the Merger.

           Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that the Merger of GBT with and into Andover will qualify as a reorganization within the meaning of Section 368(a) of the Code, and that Andover and GBT each will be a party to such reorganization within the meaning of Section 368(b) of the Code.

                                     *  *  *

           We express no opinion herein other than the opinions expressly set forth above. In particular, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. You should recognize that our opinions are not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect. Changes in applicable law could adversely affect our opinions. We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinions.


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Andover Bancorp, Inc.
_____________, 2000
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           This opinion is being provided to you in connection with the transactions set forth in the Merger Agreement and may not be relied upon by any other person or used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Federal Income Tax Consequences" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                             Very truly yours,



                                             -----------------------------------
                                             Goodwin, Procter & Hoar  LLP